Exhibit 10.1

AMERICAN SUPERCONDUCTOR CORPORATION

AMENDMENT NO. 2 TO RIGHTS AGREEMENT

THIS AMENDMENT NO. 2, dated as of June 20, 2006, is made to the Rights Agreement dated as of October 30, 1998, as amended (the “Rights Agreement”), between American Superconductor Corporation, a Delaware Corporation (the “Company”), and American Stock Transfer & Trust Company, a New York corporation, as Rights Agent (the “Rights Agent”).

WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may from time to time supplement or amend any provision of the Rights Agreement in accordance with the provisions of Section 27 thereof; and

WHEREAS, the Board of Directors has determined that it is desirable to terminate the Rights outstanding under the Rights Agreement.

NOW, THEREFORE, the Company hereby amends the Rights Agreement as follows:

1. Section 1(p) of the Rights Agreement is hereby modified and amended to read in its entirety as follows:

“‘Final Expiration Date’ shall mean June 30, 2006.”

2. All references in the form of Rights Certificate attached to the Rights Agreement as Exhibit A and the Summary of Rights to Purchase Common Stock attached to the Rights Agreement as Exhibit B to “October 30, 2008” are hereby changed to “June 30, 2006”.

This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Executed as of the date set forth above.

AMERICAN SUPERCONDUCTOR CORPORATION

By:	/s/ Gregory J. Yurek
Name:	Gregory J. Yurek
Title:	Chairman & CEO

AMERICAN STOCK TRANSFER & TRUST COMPANY

By:	/s/ Herbert J. Lemmer
Name:	Herbert J. Lemmer
Title:	Vice President